UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

Knightscope, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41248	46-2482575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 924-1025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KSCP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 16, 2024, Knightscope, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, holders of a total of 198,169,812 votes were present electronically or represented by proxy, representing approximately 70.4% of the votes that could be cast by the holders of the Company’s outstanding shares of stock as of the June 24, 2024 record date.

The following are the voting results for the proposals that were considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 5, 2024 (the “Proxy Statement”).

Proposal 1 – Election of each of William Santana Li, William G. Billings, Robert A. Mocny, and Melvin W. Torrie to the Company’s Board of Directors (the “Board”) to serve until the 2025 annual meeting of stockholders and until their respective successors are elected and qualified.

Nominee	Votes FOR	Votes WITHHELD	Broker Non-Votes
William Santana Li	162,239,664	2,263,428	33,666,720
William G. Billings	162,988,784	1,514,308	33,666,720
Robert A. Mocny	162,874,229	1,628,863	33,666,720
Melvin W. Torrie	162,905,623	1,597,469	33,666,720

Proposal 2 – Ratification of the appointment of BPM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
195,652,874	1,738,574	778,364	0

Proposal 3 – Approval of amendments to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) at a ratio ranging from any whole number between 1-for-5 and 1-for-50, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
187,392,499	9,774,778	1,002,535	0

Proposal 4 – Approval of amendments to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”) at a ratio ranging from any whole number between 1-for-5 and 1-for-50 (which ratio shall be the same ratio as the reverse stock split determined by the Board in Proposal 3), as determined by the Board in its discretion, subject to the Board’ authority to abandon such amendments.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
187,559,609	9,460,550	1,149,653	0

Proposal 5 – Approval of amendments to the Company’s amended and restated certificate of incorporation to (i) authorize 40,000,000 shares of “blank check” preferred stock, issuable in one or more series, and (ii) implement ancillary and conforming changes in connection with the authorization of “blank check” preferred stock and to remove provisions related to the Company’s former Super Voting Preferred Stock and Ordinary Preferred Stock (each as defined in the amended and restated certificate of incorporation), which are no longer outstanding.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
159,327,695	4,456,092	719,305	33,666,720

Proposal 6 – Approval of amendments to the Company’s amended and restated certificate of incorporation to provide for exculpation of officers from breaches of fiduciary duty to the extent permitted by the Delaware General Corporation Law.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
142,445,999	5,064,018	16,993,075	33,666,720

Proposal 7 – Approval of amendments to the Company’s amended and restated certificate of incorporation to provide the exclusive forums in which certain claims relating to the Company may be brought.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
159,970,619	3,720,503	811,970	33,666,720

Proposal 8 – Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 3, 4, 5, 6 or 7.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
188,723,383	8,365,442	1,080,987	0

Based on the foregoing votes, each director listed in Proposal 1 was elected and Proposals 2, 3, 4, 5, 6, 7, and 8 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

knightscope, INC.

Date: August 20, 2024	By:	/s/ William Santana Li
	Name:	William Santana Li
	Title:	Chairman, Chief Executive Officer and President